EXHIBIT 10.10

[●], 2021

TLG Acquisition One Corp.
515 North Flagler Drive, Suite 520
West Palm Beach, FL 33401

Re:  Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between TLG Acquisition One Corp., a Delaware corporation (the “Company”), and RBC Capital Markets, LLC, as representative (the “Representative”) of the several underwriters (collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 34,500,000 of the Company’s units (including up to 4,500,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-third of one redeemable warrant.  Each whole warrant (each, a “Warrant”) entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment.  The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units listed on the New York Stock Exchange.  Certain capitalized terms used herein are defined in paragraph 7 hereof.

In order to induce the Company to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Representative hereby agrees with the Company as follows:

1.The Representative agrees with the Company that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it shall (i) vote any shares of Common Stock owned by it for which it has voting control, in favor of any proposed Business Combination and (ii) not redeem any shares of Common Stock owned by it for which it has investment control, in connection with such stockholder approval.

2.Other than with respect to its rights under the Underwriting Agreement, the Representative hereby (i) agrees and acknowledges that it has no right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account and (ii) agrees (A) not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account and (B) waives any and all Claims against the Trust Account and any and all rights to seek access to the Trust Account.

3.The Representative hereby agrees and acknowledges that:  (i) the Underwriters and the Company would be irreparably injured in the event of a breach by the Representative of its obligations under paragraphs 1, 2, 4(a), 4(b) and 5 of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

4.

(a)The Representative agrees that it shall not Transfer any Private Placement Warrants (or shares of Common Stock issued or issuable upon the conversion of the Private Placement Warrants), until 30 days after the completion of the Company’s initial Business Combination (the “Lock-up Period”).

(b)Notwithstanding the provision set forth in paragraph 4(a), Transfers of the Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants and that are held by the Representative or any of its permitted transferees (that have complied with this paragraph 4(b)), are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor; (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; (g) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (h) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of the Company’s initial Business Combination; and (i) to any affiliates of the Representative, provided, however, that in the case of clauses (a) through (e) and (i), these permitted transferees must enter into a written agreement agreeing to be bound by the restrictions herein.

5.Except as disclosed in the Prospectus, or otherwise agreed by the Company, neither the Representative nor any of its Affiliates, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the Company’s initial Business Combination:  underwriting commissions of $6,000,000 (or $6,900,000 if the Underwriters’ over-allotment option is exercised in full).

6.The Representative has full right and power to enter into this Letter Agreement.

7.As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Private Placement Warrants” shall mean the Warrants to purchase up to 5,333,333 shares of Common Stock of the Company (or 5,933,333 shares of Common Stock if the over-allotment option is exercised in full) that the Sponsor and the Representative have agreed to purchase for an aggregate purchase price of $8,000,000 in the aggregate (or $8,900,000 if the over-allotment option is exercised in full), or $1.50 per Warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (iii) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (iv) “Sponsor” shall mean TLG Acquisition Founder, LLC, a Delaware limited liability company; (v) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (vi) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

8.This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.  This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.  This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party.  Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.  This Letter Agreement shall be binding on the Representative and its respective successors, heirs and assigns and permitted transferees.

10.This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

11.This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.  EACH OF THE COMPANY AND THE REPRESENTATIVE WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT.

12.Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, electronic or facsimile transmission.

13.This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Period and (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by March 31, 2021.

[Signature Page Follows]

Sincerely,

RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

[Signature page to Letter Agreement]

Acknowledged and Agreed:

TLG ACQUISITION ONE CORP.

By:	Name:John Michael Lawrie Title:Chief Executive Officer

[Signature page to Letter Agreement]